UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2019

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in charter)

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Delaware (State or other jurisdiction of incorporation)	0-12906 (Commission File Number)	36-2096643 (IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois (Address of principal executive offices)	60147-0393 (Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 13, 2019, Patrick Fitzgerald was terminated as Executive Vice President of Richardson Healthcare for Richardson Electronics, Ltd. (the “Company”).  In connection with Mr. Fitzgerald’s termination, the Compensation Committee of the Board of Directors of the Company approved and offered an Understanding of Severance Benefits & General Release Agreement (the “Separation Agreement”) to Mr. Fitzgerald. Mr. Fitzgerald has 21 days to review and accept the terms of the Separation Agreement and another seven days upon signing to rescind it. The Separation Agreement will be included in a future filing if Mr. Fitzgerald accepts the terms.

In addition, Wendy S. Diddell, Executive Vice President and Chief Operating Officer, assumed direct responsibility for Richardson Healthcare effective March 13, 2019.  Edward J. Richardson, Chairman and Chief Executive Officer, will also be closely involved in the oversight of this business unit given its importance as a key initiative for the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: March 14, 2019	By:	/s/ Robert J. Ben
	Name: Title:	Robert J. Ben Chief Financial Officer and Chief Accounting Officer